UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2011 (July 21, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreement

Release Agreement

On July 21, 2011, Santos Offshore Pty Ltd. (“Santos”) and Magellan Petroleum Australia Limited (“MPAL”), a wholly-owned subsidiary of Magellan Petroleum Corporation (“Company”), executed a Release Agreement to (1) terminate the March 25, 2011 Assets Sale Deed (as amended by the January 31, 2011 Deed of Variation) (“ASD”) which provided terms under which MPAL agreed to purchase, and Santos agreed to sell, all of Santos’s 40% interest in the undeveloped Evans Shoal gas field (“Evans Shoal Transaction”) and (2) resolve all outstanding issues relating to the ASD. Under the Release Agreement, MPAL receives back the A$10 million escrow deposit made towards the purchase price stipulated in the ASD, plus all interest accrued on that amount from the date of deposit to the date of release. In addition, the parties have agreed to mutually release each other from all claims arising out of the ASD and the Evans Shoal Transaction.

Santos Limited and Santos QNT, affiliates of Santos, and Magellan Petroleum N.T. Pty. Ltd., an affiliate of the Company, jointly own and operate petroleum leases applicable to the Mereenie, Palm Valley and Dingo gas fields in the Amadeus Basis, Australia. These parties also jointly maintain a pipeline from Mereenie to the Brewer Industrial Subdivision.

The above summary of the Release Agreement is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2011.

Item 1.02	Termination of a Definitive Agreement

Evans Shoal Asset Sales Deed

On July 21, 2011, Santos and MPAL, a wholly-owned subsidiary of the Company, executed a Release Agreement to (1) terminate the ASD which provided the terms of the Evans Shoal Transaction and (2) resolve all outstanding issues relating to the ASD. A brief description of the material terms and conditions of the ASD are summarized in Item 1.01 of Forms 8-K previous filed by the Company on March 26, 2010, December 28, 2010 and February 4, 2011 and are incorporated herein by reference.

The ASD was terminated because the Evans Shoal Transaction did not close on or before May 31, 2011, the date of completion stipulated in the ASD.

Santos Limited and Santos QNT, affiliates of Santos, and Magellan Petroleum N.T. Pty. Ltd., an affiliate of the Company, jointly own and operate petroleum leases applicable to the Mereenie, Palm Valley and Dingo gas fields in the Amadeus Basis, Australia. These parties also jointly maintain a pipeline from Mereenie to the Brewer Industrial Subdivision.

Item 8.01	Other Events

Company Press Release

On July 25, 2011, the Company issued a press release announcing the signing of the Release Agreement and the termination of the ASD. A copy of the Company’s July 25, 2011 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Company press release, dated July 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ WILLIAM H. HASTINGS
Name:	William H. Hastings
Title:	President and Chief Executive Officer

Dated: July 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release, dated July 25, 2011.